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                                                                    Exhibit 28.1

Information from reports furnished to state insurance regulatory authorities. The attached exhibit includes the Company's Schedule P as prepared for its 2000 Annual Statements which have been provided to state regulatory authorities. The schedules have been prepared on a statutory basis. Schedule P as filed with the Securities and Exchange Commission has been omitted from this copy (they are available upon request by writing the address shown on the cover of this document.)

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